                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   PACEL CORP.
               (Exact name of registrant as specified in charter)

VIRGINIA                                                          54-1712558
(State                                                            (IRS Employer
of                                                                Identification
Incorporation)                                                    Number)
8870 Rixlew Lane
Suite 201
Manassas, Virginia                                                20109
(Address of Principal Executive Offices)                          (Zip Code)

                         Common Stock Issued Pursuant to
                              Consulting Agreements
                              (Full Title of Plan)

                                David E. Calkins
                                    President
                                8870 Rixlew Lane
                                    Suite 201
                            Manassas, Virginia 20109
                     (Name and Address of Agent for Service)

                                 1-703-257-4759
                     (Telephone Number, Including Area Code
                              of Agent for Service)

Title of each                                 Proposed maximum       Proposed maximum       Amount
class of securities       Amount to be        offering price per     aggregate offering     of
to be registered          Registered          Share (1)              price (1)              Registration Fee
-------------------       ------------        ------------------     ------------------     ----------------
Common Stock              100,000,000         $.0025                 $250,000.00            $23.00
                          Shares

(1) Estimated pursuant to Rule 457(c) solely for purpose of calculating the amount of the registration fee, based upon the average of the bid and ask prices reported on February 26, 2002, as reported on the OTC Bulletin Board.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



The documents containing the information specified in Part I of Form S-8 will be sent or given to the participating person(s) as specified by Rule 428 (b) (1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in this registration statement of the Registrant and in the related Section 10(a) prospectus:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 filed with the Commission on April 2, 2001.

         (b) All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         No description of the class of securities (i.e., no par value Common Stock) is required under this item because the common stock is registered under
Section 12 of the Exchange Act.

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Item 5. Interests of Named Experts and Counsel

     Robert S. Luce, Esq., Attorney at Law, 399 Quentin Road, Suite A, Palatine, Illinois 60067 is expected to render an opinion with respect to certain matters pertaining to the securities being registered. Mr. Luce is not an "affiliate" of the Company. Mr. Luce does not own shares of the Company's stock. Mr. Luce is not licensed to practice law in the State of Virginia.

Item 6. Indemnification of Directors and Officers

     The Corporation Laws of the State of Virginia and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

Item 7. Exemption from Registration Claimed

     No restricted securities are being reoffered or resold pursuant to this registration statement.

Item 8. Exhibits

     The Exhibits to this registration statement are listed in the Index to Exhibits on page 6.

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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         (2) That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manassas, State of Virginia, on March 5, 2002.

                                         Pacel Corp.



                                         /s/ David E. Calkins
                                         --------------------
                                         By:  David E. Calkins
                                         Its: President & CEO
                                              Chairman of the Board
                                              Dated: March 5, 2002

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                                         /s/ David E. Calkins
                                         --------------------
                                         By:  David E. Calkins
                                         Its: President & CEO
                                              Chairman of the Board
                                              (Principal Executive and Financial
                                              Officer)
                                              Dated: March 5, 2002

                                         /s/ Corey M. LaCross
                                         --------------------
                                         By:  Corey M. LaCross
                                         Its: Director, Secretary and Treasurer
                                              Dated: March 5, 2002

                                         /s/ F. Kay Calkins
                                         ------------------
                                         By:  F. Kay Calkins
                                         Its: Director, Secretary and Treasurer
                                              Dated: March 5, 2002

                                         /s/ Keith P. Hicks
                                         ------------------
                                         By:  Keith P. Hicks
                                         Its: Director
                                              Dated: March 5, 2002
                                      - 4 -

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                                INDEX TO EXHIBITS

Exhibit
Number       Description
------       -----------
5.1/23.2     Opinion regarding legality

23.1         Consent of Independent Public Accountant

99.1         Consulting Agreements